UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 12, 2018

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2018, CVB Financial Corp., (the “Company”) and its wholly-owned subsidiary Citizens Business Bank (the “Bank”), entered into a new Employment Agreement with its current President and Chief Executive Officer, Christopher D. Myers (the “Agreement”). The Agreement commences as of September 12, 2018 and ends on September 12, 2021, subject to earlier termination in accordance with the terms of the Agreement.

Pursuant to the Agreement, Mr. Myers’ base salary is set at $900,000 for the initial year of the term. The Company’s Compensation Committee will provide an annual merit increase in base salary, with such increase opportunity in the range of 2% to 4% based on the Compensation Committee’s evaluation of Mr. Myers’ and the Bank’s performance, and Mr. Myers’ base salary may be further increased by the Company’s Compensation Committee in its sole discretion. During the term of the Agreement, Mr. Myers will continue to be eligible to participate each year in the Company’s Executive Performance Compensation Plan adopted under the Company’s 2015 Executive Incentive Plan, with a target bonus opportunity of 100% of base salary and with a maximum bonus under such plan of 150% of Mr. Myers’s base salary depending on the Company’s and Mr. Myers’ achievement of performance goals.

In addition, and in accordance with the terms of the Agreement and the Company’s 2018 Equity Incentive Plan, on September 12, 2018, Mr. Myers received a grant of options to purchase up to 100,000 shares of the Company’s common stock (the “Options”), a grant of time-based restricted stock units for 105,000 shares (the “Time RSUs”) and a grant of a performance-based RSU’s (the “Performance RSUs”) for a target of 105,000 shares.

The Options vest in three equal annual installments (with the first tranche vesting on September 12, 2019), provided that, except as described below, Mr. Myers continues in employment with the Company through each vesting date.

With respect to the Time RSUs, 15,000 will vest on September 12, 2019, 45,000 will vest on September 12, 2020, and 45,000 will vest on September 12, 2021 provided that, except as described below, Mr. Myers continues in employment with the Company through each vesting date.

The Performance RSUs vest over three years in installments based on the financial performance of the Company during three performance periods that are one, two and three years in length (each an “Performance Period”). The Performance RSU’s have two performance targets: (i) average relative return on tangible common stockholders’ equity (Average Relative ROE) vs. the banks in the KBW Regional Bank Index (the “Index”) and (ii) average relative return on assets (Average Relative ROA) vs. the banks in the Index. Fifty percent of the Performance RSUs award are based on Average Relative ROE and 50% of the Performance RSUs are based on Average Relative ROA for the relevant performance period.

If Average Relative ROE is at the 50th percentile performance for the 2019 Performance Period, Performance RSUs pertaining to 7,500 shares will be earned and vest on September 12, 2019.

Performance RSUs pertaining to 22,500 shares will be earned and vest on September 12, 2020, if Average Relative ROE is at the 55th percentile performance for the 2020 Performance Period , and Performance RSUs pertaining to an additional 22,500 shares will be earned and vest on September 12, 2021 if Average Relative ROE is at the 60th percentile performance for the 2021 Performance Period.

If Average Relative ROA is at the 50th percentile performance for the 2019 Performance Period, Performance RSUs pertaining to 7,500 shares will be earned and vest on September 12, 2019.

Performance RSUs pertaining to 22,500 shares will be earned and vest on September 12, 2020 if Average Relative ROA is at the 55th percentile performance for the 2020 Performance Period , and Performance RSUs pertaining to an additional 22,500 shares will be earned and vest on September 12, 2021 if Average Relative ROA is at the 60th percentile performance for the 2021 Performance Period.

For purposes of the Agreement, the “2019 Performance Period” means the 12-month period ended June 30, 2019; the “2020 Performance Period” means the two 12-month periods ended June 30, 2019 and June 30, 2020; and the “2021 Performance Period” means the three 12-month periods ended June 30, 2019, June 30, 2020 and June 30, 2021.

If Average Relative ROE or Average Relative ROA is above or below 50th percentile performance for the 2019 Performance Period, the number of shares for which the Performance RSUs will be earned and vest with respect to each such performance measure and the 2019 Performance Period shall be adjusted up or down proportionally from the target number of such shares that would vest at 50th percentile performance to a maximum of 125% of such shares for performance at or above the 75th percentile or to 75% of such shares for performance at the 25th percentile, and zero (0) shares for performance below the 25th percentile.

If Average Relative ROE or Average Relative ROA is above or below 55th percentile performance for the 2020 Performance Period, the number of shares for which the Performance RSUs will be earned and vest with respect to each such performance measure and the 2020 Performance Period shall be adjusted up or down proportionally from the target number of such shares that would vest at 55th percentile performance to a maximum of 125% of such shares for performance at or above the 80th percentile or to 75% of such shares for performance at the 30th percentile, and zero (0) shares for performance below the 30th percentile.

If Average Relative ROE or Average Relative ROA is above or below 60th percentile performance for the 2021 Performance Period, the number of shares for which the Performance RSUs will be earned and vest with respect to each such performance measure and the 2021 Performance Period shall be adjusted up or down proportionally from the target number of such shares that would vest at 60th percentile performance to a maximum of 125% of such shares for performance at or above the 85th percentile or to 75% of such shares for performance at the 35th percentile, and zero (0) shares for performance below the 35th percentile.

In each case, except as described below, Performance RSUs will vest on the specified date only if Mr. Myers continues in employment with the Company or the Bank through such date. In no event will Performance RSUs be earned or vest with respect to more than 125% of the target number of shares for any performance measure for any Performance Period.

Mr. Myers is also eligible to receive an incentive cash award (“Incentive Cash Award”) with a target payment of $1,000,000. Mr. Myers will earn this target payment amount of the incentive cash award on September 12, 2019, provided that, except as described below, he is employed by the Company as of such date and the Company’s Average Relative ROA for the 12-month period ending June 30, 2019 ranks at the 50th percentile. The Incentive Cash Award can increase up to a maximum of $1,100,000 as Average Relative ROA increases to the 75th percentile (with no payment beyond $1,100,000 even if Average Relative ROA is above the 75th percentile) and will decrease to $900,000 as performance decreases to the 25th percentile, with no payout below the 25th percentile. Mr. Myers has elected to defer the payout of this Incentive Cash Award under his deferred compensation plan.

The Agreement provides that if Mr. Myers is terminated without “cause” (except as described below) he will receive an amount equal to the sum of two times (2x) his annual base pay plus two times (2x) his average annual bonus granted for the preceding two calendar years, which amount is payable over 12 months. If Mr. Myers is terminated by reason of his disability, he will receive one times (1x) his annual base pay payable over 12 months, reduced by disability insurance payments. In addition, upon such a termination without “cause” or termination due to death or disability, any Incentive Cash Award, stock options, Time RSUs and Performance RSUs that would have vested within twelve months of the date of such termination will immediately vest.

In the event Mr. Myers is terminated without “cause” within 12 months before a “change-in-control” or within 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in the Agreement), he will be entitled to severance pay equal to the sum of three times (3x) his annual base pay plus three times (3x) his average annual bonus granted for the preceding two calendar years, which amount is payable over 12 months.

In addition, upon a change-in-control, with or without Mr. Myers’ termination, Mr. Myers unvested options and Time RSUs shall vest immediately, and Mr. Myers’ Incentive Cash Award and Performance RSUs for any Performance Period which has not ended prior to the change-in-control shall vest immediately for the target amount of $1,000,000 in the case of the Incentive Cash Award, and for the target number of shares in the case of the Performance RSU’s. Mr. Myers receipt of any severance benefits pursuant to the terms of the Agreement is conditioned upon his execution of a release of claims in favor of the Company and the Bank.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 12, 2018, by and between Christopher D. Myers, on the one hand, and CVB Financial Corp. and Citizens Business Bank, on the other hand.

Exhibit Index

10.1	Employment Agreement, dated as of September 12, 2018, by and between Christopher D. Myers, on the one hand, and CVB Financial Corp. and Citizens Business Bank, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: September 13, 2018	By: /s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief
Financial Officer

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